As filed with the Securities and Exchange Commission on December 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arcosa, Inc.

Arcosa ACG, Inc.

Arcosa Aggregates, Inc.

Arcosa Cherry, LLC

Arcosa LW, LLC

Arcosa LWS, LLC

Arcosa Marine Products, Inc.

Arcosa Materials, Inc.

Arcosa Mining and Construction Equipment, Inc.

Arcosa Tank, LLC

Arcosa Wind Towers, Inc.

Cherry Crushed Concrete, Inc.

Cherry Industries, Inc.

Harrison Gypsum, LLC

Meyer Utility Structures, LLC

(Exact name of Registrant as specified in its charter)

Delaware Delaware	82-5339416 46-1579109
Delaware	75-2500526
Delaware	85-3070262
Delaware	46-1537010
Delaware	46-1584110
Delaware	75-2655349
Delaware Delaware Delaware Delaware Texas Texas Delaware Delaware	74-2613970 16-1775384 75-2746889 75-2868770 76-0532691 35-2395474 73-0629514 47-1177304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Arcosa, Inc.

500 N. Akard Street, Suite 400

Dallas, Texas 75201

972-942-6500

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Bryan P. Stevenson, Esq.

Chief Legal Officer

500 N. Akard Street, Suite 400

Dallas, Texas 75201

972-942-6500

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Scott Wallace, Esq.

W. Bruce Newsome, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(2)
Preferred Stock, par value $0.01 per share	(1)	(2)
Depositary Shares	(1)	(2)
Warrants	(1)	(2)
Debt Securities (which may be senior or subordinated, convertible or non-convertible)	(1)	(2)
Guarantees of Debt Securities	(1)	(2)

(1)

In reliance on and in accordance with General Instruction II.E. of Form S-3 and Rules 456(b) and 457(r), an indeterminate amount of securities of each identified class as from time to time may be offered at indeterminate prices is being registered pursuant to this Registration Statement.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for these securities.

PROSPECTUS

Arcosa, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series, our common stock, preferred stock, depositary shares, warrants or debt securities. One or more of our subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our principal executive offices are located at 500 N. Akard Street, Suite 400, Dallas, Texas 75201, and our telephone number at that address is 972-942-6500.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable prospectus supplement before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “ACA.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 3, 2020.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you should not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, any related free writing prospectus, or any other offering materials is accurate as of any date other than the date on the front of such document, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement, any related free writing prospectus, or any sale of the notes. Our business, financial condition, results of operations, and prospects may have changed since those respective dates.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Documents Incorporated by Reference into This Prospectus.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

In this prospectus, “Arcosa,” “we,” “us,” “our,” and the “Company” refer to Arcosa, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

Risk Factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks described in any applicable prospectus supplement and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our subsequent Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Forward-Looking Statements

Some statements contained in this prospectus (or statements otherwise made by us or on our behalf from time to time in other filings with the SEC incorporated herein by reference) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not historical facts are forward-looking statements and involve risks and uncertainties. These forward-looking statements include expectations, beliefs, plans, objectives, future financial performances, estimates, projections, goals, and forecasts. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Potential factors, which could cause our actual results of operations to differ materially from those in the forward-looking statements include, among others:

•	the impact of the COVID-19 pandemic on our sales, operations, supply chain, employees, and financial condition;

•	market conditions and customer demand for our business products and services;

•	the cyclical nature of the industries in which we compete;

•	variations in weather in areas where our construction products are sold, used, or installed;

•

naturally-occurring events and other events and disasters causing disruption to our manufacturing, product deliveries, and production capacity, thereby giving rise to an increase in expenses, loss of revenue, and property losses;

•	competition and other competitive factors;

•	our ability to identify, consummate, or integrate acquisitions of new businesses or products, including the Strata Materials acquisition;

•	the timing of introduction of new products;

•	the timing and delivery of customer orders or a breach of customer contracts;

•	the credit worthiness of customers and their access to capital;

•	product price changes;

•	changes in mix of products sold;

•	the costs incurred to align manufacturing capacity with demand and the extent of its utilization;

•	the operating leverage and efficiencies that can be achieved by our manufacturing businesses;

•	availability and costs of steel, component parts, supplies, and other raw materials;

•	changing technologies;

•	surcharges and other fees added to fixed pricing agreements for steel, component parts, supplies and other raw materials;

•	interest rates and capital costs;

•	counter-party risks for financial instruments;

•	long-term funding of our operations;

•	taxes;

•	the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico;

•	changes in import and export quotas and regulations;

•	business conditions in emerging economies;

•	costs and results of litigation;

•	changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies;

•

legal, regulatory, and environmental issues, including compliance of our products with mandated specifications, standards, or testing criteria and obligations to remove and replace our products following installation or to recall our products and install different products manufactured by us or our competitors;

•

actions by the executive and legislative branches of the U.S. government relative to federal government budgeting, taxation policies, government expenditures, U.S. borrowing/debt ceiling limits, and trade policies, including tariffs, and border closures;

•	the inability to sufficiently protect our intellectual property rights;

•	if the Company does not realize some or all of the benefits expected to result from the Separation, or if such benefits are delayed;

•	the Company’s ongoing businesses may be adversely affected and subject to certain risks and consequences as a result of the Separation;

•

if the distribution of shares of Arcosa resulting from the Separation, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, the Company’s stockholders at the time of the distribution and the Company could be subject to significant tax liability; and

•	if the Separation does not comply with state and federal fraudulent conveyance laws and legal dividend requirements.

Any forward-looking statement speaks only as of the date on which such statement is made. Arcosa undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. For a discussion of risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in our 2019 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

The Company

Arcosa, Inc. is a provider of infrastructure-related products and solutions with leading brands serving construction, energy, and transportation markets in North America. Our individual businesses have built reputations for quality, service, and operational excellence over decades. Arcosa serves a broad spectrum of infrastructure-related markets and is strategically focused on driving organic and disciplined acquisition growth to capitalize on the fragmented nature of many of the industries in which we operate. With Arcosa’s current platform of businesses and additional growth opportunities, we are well- aligned with key market trends, such as the replacement and growth of aging transportation infrastructure, the continued shift to renewable power generation, and the expansion of new transmission, distribution and telecommunications infrastructure. Our businesses support critical infrastructure sectors, pursuant to the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency standards. Despite the uncertainty surrounding the COVID-19 crisis, our plants have continued to operate throughout the crisis, and we have seen better than anticipated demand in some sectors.

We are united in our shared purpose to fulfill the four pillars of our long-term vision, which include:

•	growing in attractive markets where we can achieve sustainable competitive advantages;

•	reducing the complexity and cyclicality of the overall business;

•	improving long-term returns on invested capital; and

•	integrating Environmental, Social, and Governance initiatives (ESG) into our long-term strategy.

We believe our long-term vision is aligned with value creation for all our stakeholders. In 2019, the Company made progress on advancing its long-term vision by successfully executing against our Stage One Priorities of growing the Construction Products Group in compelling markets; improving profitability margins in the Energy Equipment Group; capitalizing on a barge market recovery in the Transportation Products Group; and operating a lean corporate structure.

Arcosa is a Delaware corporation and was incorporated in 2018 in connection with the separation of Arcosa from Trinity Industries, Inc. (“Trinity”) on November 1, 2018 as an independent, publicly-traded company, listed on the New York Stock Exchange under the symbol “ACA” (the “Separation”). At the time of the Separation, Arcosa consisted of certain of Trinity’s former construction products, energy equipment, and transportation products businesses. The Separation was effectuated through a pro rata dividend distribution on November 1, 2018 of all of the then-outstanding shares of common stock of Arcosa to the holders of common stock of Trinity as of October 17, 2018, the record date for the distribution.

Our principal executive offices are located at 500 N. Akard Street, Suite 400, Dallas, Texas 75201. Our telephone number is 972-942-6500, and our Internet website address is www.arcosa.com. We make available on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments thereto, as soon as reasonably practicable after such material is filed with, or furnished to, the Securities and Exchange Commission (“SEC”). Information on our Investor Relations page and on our website is not part of this Prospectus or any of our other securities filings unless specifically incorporated herein by reference.

As a provider of infrastructure-related products and solutions, we manufacture or process and sell a variety of products, principally including:

Primary products	• Natural and recycled aggregates • Lightweight aggregates • Specialty materials • Trench shields and shoring products	• Utility structures • Wind towers • Traffic structures • Telecommunication structures • Storage and distribution tanks	• Inland barges • Fiberglass barge covers, winches, and other components • Axles and couplers for railcars and locomotives

Primary markets served	• Residential, commercial, and industrial construction • Road and bridge construction • Specialty building products • Agriculture • Underground construction

•  Wind power generation

•  Electricity transmission and distribution

•  Highway road construction

•  Wireless communication

•  Gas and liquids storage and transportation for residential, commercial, agriculture, and industrial markets

• Transportation products serving numerous markets, including: • Agriculture/food products • Refined products • Chemicals • Upstream oil • Railcar manufacturers and maintenance operations

Use of Proceeds

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

Description of Capital Stock

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the capital stock, you should refer to the provisions of our restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, as well as the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. In this discussion, the terms “Arcosa,” “we,” “us” and “our” refer only to Arcosa, Inc. and not to any of its subsidiaries.

Description of Capital Stock

Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.01 per share, of which 48,186,822 were outstanding as of November 30, 2020, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of November 30, 2020.

Common Stock

Subject to any special voting rights of any preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including election of our board of directors (the “Board”). Except as otherwise provided by law, at elections of directors at an annual or special meeting of stockholders at which a quorum is present, a director shall be elected by the vote of the majority of the votes cast with respect to that director’s election; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law or the Certificate of Incorporation, any other action at an annual or special meeting of stockholders at which a quorum is present shall be authorized by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. No share of common stock affords any cumulative voting or preemptive rights. Subject to any preferential rights of any outstanding preferred stock, holders of Arcosa common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose.

Holders of Arcosa common stock have no preemptive or conversion rights or other subscription rights, and there is no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of Arcosa common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Arcosa may designate and issue in the future.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company in Brooklyn, New York. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Preferred Stock

At the direction of our Board, we may issue shares of preferred stock from time to time in one or more series without any action by holders of our common stock. The Board has the discretion, subject to limitations prescribed by Delaware law and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, terms of redemption, and liquidation preferences, of each series of preferred stock.

The rights of any series of preferred stock may include:

•	voting rights;

•	liquidation preferences;

•	dividend rights;

•	redemption rights;

•	conversion or exchange rights; and

•	sinking funds.

•	The issuance of such preferred stock could, among other things:

•	adversely affect the voting, dividend, and liquidation rights with respect to the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Our Board could authorize Arcosa to issue a class or series of preferred stock that could, depending upon the terms of the particular class or series, delay, defer, or prevent a transaction or a change of control of our Company, even if some or a majority of our stockholders might believe such transaction or change of control to be in their best interests or if our stockholders might receive a premium for their stock over its then market price. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Provisions of the DGCL, our Certificate of Incorporation and our Bylaws could make it more difficult to acquire Arcosa by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. Such provisions, among other things, include:

•

Section 203 of the DGCL, an anti-takeover statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner (generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock);

•	a classified Board with three approximately equal classes of directors until the 2022 annual meeting of shareholders, at which time each director will stand for election annually;

•	no removal of directors without cause while the Board is classified;

•	amendment of the Bylaws by the Board or by the affirmative vote of holders of at least a majority of the outstanding capital stock entitled to vote thereon;

•

the number of directors on the Board may not be less than five nor more than eleven, with the exact number of directors to be fixed exclusively by the Board and any vacancies created in the Board resulting from any increase in the authorized number of directors will be filled by a majority of the Board then in office;

•	stockholders may not call special stockholder meetings and only the Board, the Chairperson of the Board or the President may call special meetings of Arcosa stockholders;

•	action must take place at the annual or a special meeting of Arcosa stockholders and stockholders have no right to act by written consent;

•	advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors (other than nominations made by or at the direction of the Board);

•

ability to issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE, or a comparable public market, and Delaware law, for a variety of corporate purposes; and

•	no cumulative voting.

Description of Depositary Shares

We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the “depositary” and the holders of the depositary receipts of that series. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preferred stock to the depositary, we will cause the depositary to issue depositary receipts for the applicable series on our behalf.

If depositary shares of a series are offered, the prospectus supplement for such depositary shares will describe the terms of such depositary shares, the applicable deposit agreement and any related depositary receipts, including the following, where applicable:

•	the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

•	the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

•	if applicable, the redemption of depositary shares upon our redemption of shares of preferred stock held by the depositary;

•	if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the depositary for debt securities or common stock;

•	if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

•	the terms upon which the deposit agreement may be amended and terminated;

•	a summary of the fees to be paid by us to the depositary;

•	the terms upon which a depositary may resign or be removed by us; and

•	any other terms of the depositary shares, the deposit agreement and the depositary receipts.

If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Arcosa, the holder will be entitled to receive at the corporate trust office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

The description of depositary shares in a prospectus supplement will not necessarily be complete, and reference will be made to the applicable deposit agreement, which will be filed with the SEC each time we issue depositary shares.

Description of Warrants

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Debt Securities and Guarantees

This section summarizes the general terms of the debt securities and the guarantees that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities and the related guarantees, which may be in addition to or different from the general terms summarized in this section. Senior and subordinated debt securities offered pursuant to this prospectus may be issued under an indenture (the “Indenture”), to be entered into between us and a trustee to be determined at that time (the “Trustee”), forms of which are filed herewith as Exhibits 4.2 and 4.3. Such Indenture, and any supplemental Indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, or the TIA. Each of the Indentures will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read any Indentures for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Indenture, see “Where You Can Find More Information.” In this discussion, the terms “Arcosa,” “we,” “us” and “our” refer only to Arcosa, Inc. and not to any of its subsidiaries.

We may issue debt securities in one or more series, with the same or different terms and up to an aggregate principal amount as we may authorize from time to time, as described in a prospectus supplement. As used in this prospectus, “debt securities” means our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and the Trustee authenticates and delivers under the applicable Indenture.

The debt securities may have the benefit of guarantees, which we refer to as a “Guarantee,” by one or more of our subsidiaries. We refer to our subsidiaries that provide a Guarantee as a “Guarantor.” Each prospectus supplement will describe any Guarantees of debt securities for the benefit of the series of debt securities to which it relates. If a Guarantor Issues Guarantees, the Guarantees may be the general, unsecured obligations of the respective Guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “Guaranteed Debt Securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more Guarantors pursuant to the Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Arcosa and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to the Company or any Guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Indentures and any form of certificates evidencing the debt securities.

General

In the discussion that follows, we summarize certain provisions of the Indentures and describe the general terms that will apply to any debt securities and Guarantees that may be offered by us pursuant to this prospectus. This discussion is not complete and is qualified by reference to all the provisions of the Indentures, including definitions of terms used in the Indentures. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and related Guarantees and the extent to which the general terms described in this section apply to such debt securities and Guarantees.

The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:

•

the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•

any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the Indenture);

•	the identity of the Trustee;

•

whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the Indenture;

•	the date or dates on which the principal of the debt securities of the series is payable, and the right, if any, to extend such date or dates;

•

(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amount payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity, security or basket of securities, or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue and/or the method by which such rate or rates or date or dates shall be determined; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

•

(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•

if the principal of or interest on the debt securities of the series is to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the debt securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if our legal defeasance or covenant defeasance options under the Indentures are inapplicable to debt securities of such series;

•

whether and under what circumstances we will pay additional amounts on the debt securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•

if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the Indenture;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the Indenture;

•	any covenants (and related defined terms) set forth in the Indenture that apply to debt securities of the series;

•

any events of default that apply to any debt securities of the series and any right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the Indenture;

•	the provisions relating to any security provided for the debt securities of the series;

•	with respect to any subordinated debt securities, the subordination, if any, of the debt securities of the series pursuant to the Indenture;

•

whether and the extent that debt securities will be guaranteed by the Guarantors, the ranking of any such Guarantee, the terms of such subordination, if applicable, of any such Guarantee and the form of any such Guarantee;

•	the form and terms of any Guarantee of the debt securities of the series and the subordination, if any, of such Guarantees pursuant to the Indenture;

•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

•	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the applicable prospectus supplement.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the Indentures may not require that any of our subsidiaries be a Guarantor of any series of debt securities. As a result, a series of debt securities may not have any Guarantors, and the Guarantors of any series of Guaranteed Debt Securities may differ from the Guarantors of any other series of Guaranteed Debt Securities. If the Company issues a series of Guaranteed Debt Securities, the identity of the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of Guaranteed Debt Securities, we will describe the particular terms of the Guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of Guaranteed Debt Securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the Indenture.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law.

Unless otherwise specified in the applicable prospectus supplement, a Guarantor’s Guarantee will represent general, unsecured obligations of such Guarantor and will rank equally with all other unsecured indebtedness of such Guarantor. A Guarantor’s unsecured Guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness a Guarantor may have with respect to the assets securing that indebtedness.

The Guarantee of a Guarantor will effectively rank junior to all liabilities of such Guarantor’s subsidiaries that are not also Guarantors (excluding any amounts owed by such subsidiaries to the Guarantor). Claims of creditors of non-guarantor subsidiaries of a Guarantor generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of such Guarantor, including holders of any debt securities. Accordingly, any Guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

If a Guarantee were rendered void or voidable, it could be subordinated by a court to all other indebtedness (including Guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

The Guarantee of a Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of the debt securities, and no further action by us, any Guarantor or the Trustee shall be required for such release (unless we shall notify the Trustee that no release and discharge shall occur as a result thereof) upon:

•

the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the applicable Indenture;

•

the sale or other disposition of all or substantially all of the assets of such Guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the applicable Indenture;

•

our exercise of our legal defeasance or covenant defeasance options under the Indenture or the satisfaction and discharge of our obligations under the Indenture in accordance with the terms of the applicable Indenture; or

•	such Guarantor no longer being a Guarantor under our primary bank credit facility, including by reason of the termination of our primary bank credit facility.

At any time after the issuance of the debt securities, including following any release of a Guarantor from its Guarantee, we will cause any of our subsidiaries that is a Guarantor under our primary bank credit facility to execute and deliver to the Trustee a supplemental Indenture pursuant to which such subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture. Thereafter, such subsidiary shall be a Guarantor for all purposes of the notes unless and until such Guarantee is released in accordance with the provisions of the Indenture.

Payment and Paying Agents

We will pay interest to holders listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the Trustee of changes in the paying agents for any particular series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, neither we nor any Guarantor will: (a) consolidate or merge with or into another person or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•

either: (i) we or such Guarantor, as the case may be, are the surviving entity; or (ii) the person formed by or surviving any such consolidation or merger (if other than us or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the person formed by or surviving any such consolidation or merger (if other than us or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations or the obligations of such Guarantor, as the case may be, under the debt securities and the Indenture pursuant to a supplemental Indenture or other agreements delivered to the Trustee;

•

immediately after such transaction, no default or event of default exists (other than in the case of: (i) our merger, or the merger of such Guarantor, as the case may be, with an affiliate solely for the purpose of reincorporating in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us, the Guarantors and our subsidiaries); and

•

we or such Guarantor, as the case may be, shall have delivered, or cause to be delivered, to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of the Indenture.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any Guarantor if at such time such Guarantor’s Guarantee has been released in accordance with the terms of the Indentures.

Modification of the Indentures

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may amend or supplement any Indenture or the debt securities of a series without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency, provided that no such action shall materially and adversely affect the interests of the holders;

•	to comply with the Indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for unregistered debt securities;

•	to make any change that does not materially and adversely affect the rights of any holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the Indenture;

•

to add covenants for the benefit of the holders, to surrender any of our rights or the rights of any Guarantor or to add circumstances under which we will pay additional interest on the debt securities;

•	to add any additional events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding;

•	to secure our obligations under the debt securities and the Indenture;

•

to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or

•	to add any additional Guarantors.

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, voting as a single class, amend or supplement the Indenture or the debt securities of a series or the rights of the holders of the debt securities of such series. Unless otherwise indicated for a particular series of debt securities by the applicable prospectus supplement establishing such series, without the consent of the holder of each security affected (whether in the aggregate holding a majority in principal amount of debt securities of such series or not), no amendment, supplemental Indenture or waiver may be made that, as to any non-consenting holders:

•	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental Indenture or waiver;

•	reduces the rate of interest on any debt security

•	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

•	changes the currency of payment of principal of, or premium, if any, or interest on the securities;

•	makes any change in the provisions of the Indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

•

waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of the declaration of acceleration of the securities of any series by the holders of a majority in principal amount of the outstanding securities of such series and a waiver of the payment default resulting from such declaration that has been rescinded);

•

makes any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments; or

•	makes any change in the amendment and waiver provisions of the Indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that events of default regarding the debt securities of any series will be:

•	default for 30 days in the payment when due of interest on debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•

failure by us to comply with any non-payment covenant in the Indenture (other than a covenant that has been included in the Indenture solely for the benefit of a series of debt securities other than that series) and such failure continues for the period and after the Trustee notifies us, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify us and the Trustee, of such default and we do not cure such default or such default is not waived within 90 days after the receipt of such notice;

•	certain events of bankruptcy or insolvency described in the Indenture with respect to us or any of our Guarantors; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) regarding debt securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement) of the then outstanding debt securities of such series by notice in writing to us (and also to the Trustee if given by holders) may declare each debt security of that series due and payable immediately without further action. If a bankruptcy or insolvency event occurs with respect to us, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the Trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) if (1) the rescission would not conflict with any judgment or decree, (2) we have paid or deposited with the Trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor in such notes or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The Trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the Trustee indemnity or security satisfactory to it. Prior to taking such actions, the Trustee may refuse to take any action ordered by the holders if such action conflicts with law or the Indenture, is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability.

If the Trustee collects any money in connection with an event of default regarding the debt securities of any series, the Trustee may use any sums that it holds under the applicable Indenture for its own reasonable compensation and expenses and those of its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to act. Holders must also offer and give the Trustee security or indemnity satisfactory to it against liabilities incurred by the Trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may at any time elect to have all of our obligations and certain other provisions discharged with respect to the outstanding debt securities, or Legal Defeasance, except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other of our obligations and certain other rights of the Trustee under the Indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities, or Covenant Defeasance. In the event Covenant Defeasance occurs, certain events described under “—Events of default and remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, we must irrevocably deposit with the Trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the Trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•	either:

○

all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

○

all debt securities of such series that have not been delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the Trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	we have paid or caused to be paid all other sums payable by us under the Indenture in respect of the debt securities of such series; and

•

we have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Reporting

Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture. We will also comply with Section 314(a) of the TIA.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities, provided that, if any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with all other notes issued under the Indenture.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities will be denominated in United States dollars.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company (“DTC”), or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Indenture. We and the Trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Indenture.

Concerning the Trustee

If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our affiliates in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

Governing Law

The debt securities and the Indentures will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

Plan of Distribution

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Legal Matters

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Arcosa, Inc. appearing in Arcosa, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Arcosa, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Arcosa, Inc., that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.arcosa.com. Our website is not a part of this prospectus.

Documents Incorporated by Reference into This Prospectus

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC may automatically update and supersede this information.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, including those sections incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A and amendments thereto, filed with the SEC on March  24, March 24 and April 17, 2020, respectively;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on April 29, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on July 31, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on October 29, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2020, March 10, 2020 (with regard to Item 5.03 of the Form 8-K only) and May 6, 2020; and

•	the description of our common stock set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and any amendment or report filed for the purpose of updating that description.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the offering is terminated.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to us at the following mailing address or telephoning us at the following number:

Arcosa, Inc.

Attn: Bryan P. Stevenson, Esq.

500 N. Akard Street, Suite 400

Dallas, Texas 75201

(972) 942-6500

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fee	$ *
Printing	**
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agency Fees and Expenses	**
Miscellaneous	**

Total	$ **

*	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for these securities.

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

Delaware Corporate Registrants

Arcosa, Inc. (the “Company”), Arcosa ACG, Inc. (“AACG”), Arcosa Aggregates, Inc. (“AA”), Arcosa Marine Products, Inc. (“AMP”), Arcosa Materials, Inc. (“AM”), Arcosa Mining and Construction Equipment, Inc. (“AMCE”), and Arcosa Wind Towers, Inc. (“AWT”) (collectively, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law (the “DGCL”), among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Each Delaware Corporate Registrant’s bylaws contain provisions regarding the indemnification of their respective directors and officers. Article VIII of the Company’s Bylaws and Article VIII of the bylaws of AACG, AA, AMP, AM, AMCE and AWT provide for the indemnification of their respective officers and directors to substantially the same extent permitted by the DGCL.

The indemnification described above (unless ordered by a court) shall be paid by the Delaware Corporate Registrants upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. This determination must be made:

•	by the board of directors of the Delaware Corporate Registrant by a majority vote of directors who were not parties to such Proceeding, even though less than a quorum; or

•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

•	if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

•	by the Delaware Corporate Registrant’s stockholders.

Article VIII of the Company’s Bylaws and Article VIII of the bylaws of AACG, AA, AMP, AM, AMCE and AWT provide that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under Article VIII of the Company’s Bylaws and Article VIII of the bylaws of AACG, AA, AMP, AM, AMCE and AWT in defending a Proceeding shall be paid by the respective Delaware Corporate Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the respective Delaware Corporate Registrant. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Delaware Corporate Registrant’s board of directors deems appropriate. The board of directors of the Delaware Corporate Registrants may, upon approval of such director, officer, employee or agent of a Delaware Corporate Registrant, authorize counsel for the respective Delaware Corporate Registrant to represent such person in any Proceeding, whether or not the Delaware Corporate Registrant is a party to such Proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The certificate of incorporation of each of the Delaware Corporate Registrants, other than AACG, contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

Delaware LLC Registrants

Arcosa Cherry, LLC (“AC”), Arcosa LW, LLC (“ALW”), Arcosa LWS, LLC (“ALWS”), Arcosa Tank, LLC (“AT”), Harrison Gypsum, LLC (“HG”), and Meyer Utility Structures, LLC (“MUS”) (collectively, the “Delaware LLC Registrants”) are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each Delaware LLC Registrant provide that the such Delaware LLC Registrant will indemnify any person who serves as a Manager of that Delaware LLC Registrant from liabilities arising out of any management of that Delaware LLC Registrant’s affairs.

Texas Corporate Registrants

Cherry Crushed Concrete, Inc. (“CCC”) and Cherry Industries, Inc. (“CI”) are corporations incorporated under the laws of the state of Texas (collectively, the “Texas Corporate Registrants”). The bylaws of each Texas Corporate Registrant provide that such Texas Corporate Registrant will indemnify and limit the personal liability of its officers and directors to the fullest extent permitted by Texas law.

Section 7.001 of the Texas Business Organizations Code, or the TBOC, permits a Texas corporation to limit the personal liability of its directors to such corporation or its shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to us or our shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, a Texas corporation may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

(i)	acted in good faith;

(ii)	reasonably believed that his or her conduct was in or was not opposed to our best interests; and

(iii)	in the case of a criminal proceeding, did not have a reasonable cause to believe his or her conduct was unlawful.

Sections 8.051 and 8.105 of the TBOC require a Texas corporation to indemnify a director, former director or officer against reasonable expenses actually incurred by the director, former director or officer in connection with a proceeding in which the director, former director or officer is a respondent because the director, former director or officer is or was in that position if the director, former director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits a Texas corporation from indemnifying a director in respect of a proceeding in which the director is found liable to the corporation or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits a Texas corporation entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to the corporation, breach of the duty of loyalty to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to the corporation.

Under Sections 8.052 and 8.105 of the TBOC, a court may order a Texas corporation to indemnify a director, former director or officer if the court determines that the director, former director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director, former director or officer is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

1.1*	Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Arcosa, Inc.	S-8	333-228098	3.1	October 31, 2018

3.2	Amended and Restated Bylaws of Arcosa, Inc.	10-Q	001-38494	3.2	April 29, 2020

4.1	Description of Arcosa, Inc.’s Capital Stock	10-K	001-38494	4.1	February 27, 2020

4.2	Form of Senior Indenture, to be entered into by Arcosa, Inc.					X

4.3	Form of Subordinated Indenture, to be entered into by Arcosa, Inc.					X

4.4*	Form of Warrant Agreement (including Form of Warrant Certificate)

4.5*	Form of Certificate of Designations for Preferred Stock

5.1	Opinion of Haynes and Boone, LLP					X

23.1	Consent of Ernst & Young LLP					X

23.2	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature pages hereto)					X

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture, dated September 10, 2014.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

ITEM 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA, INC.

By:	/s/ Antonio Carrillo
Antonio Carrillo President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antonio Carrillo
Antonio Carrillo	President and Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Chief Financial Officer (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Chief Accounting Officer (Principal Accounting Officer)	December 3, 2020

/s/ Rhys J. Best
Rhys J. Best	Non-Executive Chairman	December 3, 2020

/s/ Joseph Alvarado
Joseph Alvarado	Director	December 3, 2020

/s/ David W. Biegler
David W. Biegler	Director	December 3, 2020

/s/ Jeffrey A. Craig
Jeffrey A. Craig	Director	December 3, 2020

/s/ Ronald J. Gafford
Ronald J. Gafford	Director	December 3, 2020

/s/ John W. Lindsay
John W. Lindsay	Director	December 3, 2020

/s/ Douglas L. Rock
Douglas L. Rock	Director	December 3, 2020

/s/ Melanie M. Trent
Melanie M. Trent	Director	December 3, 2020

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA ACG, INC. ARCOSA AGGREGATES, INC. ARCOSA MATERIALS, INC. ARCOSA MINING AND CONSTRUCTION EQUIPMENT, INC. CHERRY CRUSHED CONCRETE, INC. CHERRY INDUSTRIES, INC.

By:	/s/ Reid S. Essl
Reid S. Essl

Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reid S. Essl
Reid S. Essl	Chairman (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Director and Vice President (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Vice President (Principal Accounting Officer)	December 3, 2020

/s/ Antonio Carrillo
Antonio Carrillo	Director	December 3, 2020

/s/ Bryan P. Stevenson
Bryan P. Stevenson	Director	December 3, 2020

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA CHERRY, LLC ARCOSA LW, LLC ARCOSA LWS, LLC HARRISON GYPSUM, LLC

By:	/s/ Reid S. Essl
Reid S. Essl

Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reid S. Essl
Reid S. Essl	Chairman (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Manager and Vice President (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Vice President (Principal Accounting Officer)	December 3, 2020

/s/ Antonio Carrillo
Antonio Carrillo	Manager	December 3, 2020

/s/ Bryan P. Stevenson
Bryan P. Stevenson	Manager	December 3, 2020

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA WIND TOWERS, INC.

By:	/s/ Kerry S. Cole
Kerry S. Cole
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kerry S. Cole
Kerry S. Cole	President (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Director and Vice President (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Vice President (Principal Accounting Officer)	December 3, 2020

/s/ Antonio Carrillo
Antonio Carrillo	Director	December 3, 2020

/s/ Bryan P. Stevenson
Bryan P. Stevenson	Director	December 3, 2020

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA TANK, LLC MEYER UTILITY STRUCTURES, LLC

By:	/s/ Kerry S. Cole
Kerry S. Cole

President of Arcosa Tank, LLC and Chairman of Meyer Utility Structures, LLC

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kerry S. Cole
Kerry S. Cole	President of Arcosa Tank, LLC and Chairman of Meyer Utility Structures, LLC (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Manager and Vice President (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Vice President (Principal Accounting Officer)	December 3, 2020

/s/ Antonio Carrillo
Antonio Carrillo	Manager	December 3, 2020

/s/ Bryan P. Stevenson
Bryan P. Stevenson	Manager	December 3, 2020

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2020.

ARCOSA MARINE PRODUCTS, INC.

By:	/s/ Jesse E. Collins, Jr.
Jesse E. Collins, Jr.

Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott C. Beasley, Bryan P. Stevenson and Mark J. Elmore, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse E. Collins, Jr.
Jesse E. Collins, Jr.	Chairman (Principal Executive Officer)	December 3, 2020

/s/ Scott C. Beasley
Scott C. Beasley	Director and Vice President (Principal Financial Officer)	December 3, 2020

/s/ Mary E. Henderson
Mary E. Henderson	Vice President (Principal Accounting Officer)	December 3, 2020

/s/ Antonio Carrillo
Antonio Carrillo	Director	December 3, 2020

/s/ Bryan P. Stevenson
Bryan P. Stevenson	Director	December 3, 2020